Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Top- and Bottom-Line Growth In All Three Of Its Business Segments For Its Fiscal 2017 Second Quarter

  Total revenues from continuing operations was $554.6 million, up 1.1 percent compared with $548.4 million in the prior year period.
  EBITDA, excluding stock-based compensation, increased to $107.4 million, compared with $104.8 million in the prior year period.
  EPS was $0.93 per diluted share, compared with $0.92 in the prior year period.

CARLE PLACE, N.Y.--(BUSINESS WIRE)--January 31, 2017--1-800-FLOWERS.COM, Inc. (NASDAQ:FLWS), the leading gourmet food and floral gift provider for all occasions, today reported results for its fiscal 2017 second quarter. Chris McCann, CEO of 1-800-FLOWERS.COM, said, “During the fiscal second quarter, we achieved consolidated top and bottom-line growth in what was a challenging consumer environment throughout much of the holiday season. Our results for the period, including year-over-year increases in revenues, gross margin, EBITDA and EPS, reflect positive contributions from all three of our business segments.”

McCann noted that while total revenue growth for the quarter was more modest than the Company’s expectations, “We saw good performance in a number of areas during the period, particularly in our floral businesses. 1-800-Flowers.com continued its trend of topline growth, extending its market leading position as well as its record of consecutive quarters with increased bottom-line contribution. In addition, our BloomNet business achieved solid revenue growth to go along with its consistently strong bottom line. In our Gourmet Food and Gift Baskets segment, we achieved ecommerce growth in our Harry & David, Cheryl’s, The Popcorn Factory and 1-800-Baskets brands.

“These positive results were partially offset by slower overall growth at Harry & David, our largest brand in food gifting, which accounts for the majority of total revenues during the quarter. While Harry & David grew revenues in its primary ecommerce channel, this was largely offset by lower year-over-year sales in its retail channel.”

McCann stated that the Company anticipates accelerated revenue growth in the second half of fiscal 2017. “The second half of our fiscal year is dominated by our floral businesses where we are seeing a continuation of positive top and bottom-line trends. In addition, we see a number of tailwinds that will benefit revenue growth, including the better day placement of the Valentine holiday and growing everyday gifting in our Gourmet Food and Gift Baskets brands. We believe this combination of factors will enable us to deliver solid top-line growth and strong bottom-line growth for the full fiscal year.”

Fiscal 2017 Second Quarter Results:

Total net revenues grew 1.1 percent, or $6.2 million, to $554.6 million for the fiscal 2017 second quarter ended January 1, 2017, compared with total revenues from continuing operations of $548.4 million in the prior year period. Revenue for the quarter reflected solid growth in the Company’s 1-800-Flowers.com and BloomNet segments, combined with modest growth in its Gourmet Food and Gift Baskets segment.

Gross profit margin for the quarter increased 20 basis points to 46.3 percent, compared with 46.1 percent in the prior year period, this reflected strong gross margin increases in the Company’s BloomNet and Consumer Floral segments. Operating expenses, excluding depreciation and amortization, was unchanged at 27.3 percent of total revenues, compared with the prior year period.

The combination of these factors resulted in EBITDA, excluding stock-based compensation expense, of $107.4 million, up 2.5 percent, or $2.6 million, compared with $104.8 million in the prior year period. This reflects contributions from all three of the Company’s business segments. Net income attributable to the Company was $62.9 million, or $0.93 per diluted share, compared with $61.5 million, or $0.92 per diluted share, in the prior year period.

Regarding customer metrics for the quarter, the Company said it attracted 1.3 million new customers. Approximately 3.1 million customers placed orders during the quarter, of which 58.4 percent were repeat customers. This reflects the Company’s effective marketing and merchandising programs, including initiatives in social and mobile communication channels and its Celebrations suite of services – Celebrations Passport, Celebrations Rewards and Celebrations Reminders – all designed to engage with its customers and deepen its relationships as their one-stop destination for all of their celebratory and gifting occasions.

SEGMENT RESULTS FROM CONTINUING OPERATIONS:

The Company provides fiscal 2017 second quarter selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and BloomNet business segments in the tables attached to this release and as follows:

  Gourmet Food and Gift Baskets: Revenues increased $2.6 million, or 0.6 percent, to $436.9 million, compared with $434.3 million in the prior year period. This reflects ecommerce growth in the Company’s Harry & David, Cheryl’s, 1-800-Baskets and The Popcorn Factory brands. This was somewhat offset by slower growth at Harry & David, the Company’s largest food gifting brand, which accounts for the majority of total revenues during the quarter. While Harry & David grew revenues in its primary ecommerce channel, this was largely offset by lower, year-over-year sales in its retail channel. Gross margin for the quarter was unchanged, compared with the prior year period, at 46.7 percent. Segment contribution margin increased $760,000, or 0.7 percent, to $104.6 million compared with $103.9 million in the prior year period.

  Consumer Floral: Revenues increased 3.1 percent to $97.8 million, compared with $94.8 million, in the prior year period. Gross profit margin for the quarter increased 90 basis points to 41.2 percent, compared with 40.3 percent in the prior year period. Segment contribution margin increased 11.9 percent to $13.1 million, compared with $11.7 million in the prior year period.
  BloomNet Wire Service: Revenues increased 4.2 percent to $20.5 million, compared with $19.7 million in the prior year period. Gross margin for the quarter increased 310 basis points to 60.0 percent, compared with 56.9 percent in the prior year period, primarily reflecting product mix. Segment contribution margin increased 11.3 percent to $8.2 million, compared with $7.4 million in the prior year period.

Company Guidance:

Regarding revenue growth, while the Company anticipates achieving accelerated revenue growth in the second half of fiscal 2017, based on results for the first half of fiscal year 2017, it is revising its guidance for full year revenue growth to 3-to-4 percent, compared with revenues of $1.17 billion in the prior year period.

Regarding bottom-line metrics and Free Cash Flow, the Company is reiterating is original 2017 guidance as follows:

  EBITDA growth in a range of 8-to-10 percent compared with Adjusted EBITDA of $85.8 million reported for fiscal 2016.
  EPS growth in a range of 5-to-10 percent compared with Adjusted EPS of $0.43 reported for fiscal 2016.
  Free Cash Flow for the year of approximately $40 million compared with $24 million in fiscal 2016.

Definitions:

EBITDA: Net income (loss) before interest, taxes, depreciation, amortization. Free Cash Flow: net cash provided by operating activities less capital expenditures. Category contribution margin: earnings before interest, taxes, depreciation and amortization, before the allocation of corporate overhead expenses. The Company presents non-GAAP measurements such as EBITDA, Adjusted EBITDA, and Free Cash Flow because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company also uses EBITDA and Adjusted EBITDA as factors used to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA, Adjusted EBITDA and Free Cash Flow have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Free Cash Flow should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gourmet food and floral gifts for all occasions. For the past 40 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been helping deliver smiles for our customers with gifts for every occasion, including fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, candles, balloons and plush stuffed animals. As always, our 100% Smile Guarantee® backs every gift. The company’s Celebrations suite of services including Celebrations Passport Free Shipping Program, Celebrations Rewards and Celebrations Reminders, are all designed to engage with customers and deepen relationships as a one-stop destination for all celebratory and gifting occasions. In 2016, 1-800-Flowers.com was awarded Silver Stevie “e-Commerce Customer Service” Award, recognizing the company’s innovative use of online technologies and social media to service the needs of customers. In addition, 1-800-FLOWERS.COM, Inc. was recognized as one of Internet Retailer’s Top 300 B2B e-commerce companies and was also recently named in Internet Retailer’s 2016 Top Mobile 500 as one of the world’s leading mobile commerce sites. The company was included in Internet Retailer’s 2015 Top 500 for fast growing e-commerce companies. In 2015, 1-800-Flowers.com was named a winner of the “Best Companies to Work for in New York State” Award by The New York Society for Human Resource Management (NYS-SHRM). The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The 1-800-FLOWERS.COM, Inc. “Gift Shop” also includes gourmet gifts such as premium, gift-quality fruits and other gourmet items from Harry & David® (1-877-322-1200) or www.harryanddavid.com), popcorn and specialty treats from The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® (www.fanniemay.com and www.harrylondon.com); gift baskets and towers from 1-800- Baskets.com® (www.1800baskets.com); premium English muffins and other breakfast treats from Wolferman’s (1-800-999-1910 or www.wolfermans.com); carved fresh fruit arrangements from FruitBouquets.com (www.fruitbouquets.com); and top quality steaks and chops from Stock Yards® (www.stockyards.com). Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements; including, but are not limited to, statements regarding the Company’s expectations for: accelerating revenue growth in the second half of fiscal 2017; its ability to offset rising input costs through rigorous cost management and synergy savings; its ability to leverage its consolidated customer database and new multi-brand website to attract and retain customers and help grow revenues; its ability to achieve its guidance for consolidated revenue growth for the full year in a range of 3-to-4 percent; its ability to achieve EBITDA growth in a range of 8-to-10 percent compared with Adjusted EBITDA of $85.8 million reported for fiscal 2016 and EPS growth in a range of 5-to-10 percent compared with Adjusted EPS of $0.43 reported for fiscal 2016: its ability to manage inventory and capital expenses and generate Free Cash Flow for the year of approximately $40 million compared with $24 million in fiscal 2016; its ability to leverage its operating platform and reduce operating expense ratio; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

Conference Call:

The Company will conduct a conference call to discuss the above details and attached financial results today, Tuesday, January 31, 2017, at 11:00 a.m. (EST). The call will be “web cast” live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM web site at www.1800flowersinc.com. A recording of the call will be posted on the Investor Relations section of the Company’s web site within two hours of the call’s completion. A telephonic replay of the call can be accessed through 2/7/17 beginning at 2:00 p.m. EST on the day of the call at: (US) 1-877-344-7529; (CA) 1-855-669-9658; (International) 1-412-317-0088; enter conference ID #: 10098953.

Note: Attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)

	January 1, 2017	July 3, 2016

Assets
Current assets:
Cash and cash equivalents	$113,992	$27,826
Trade receivables, net	57,866	19,123
Inventories	93,412	103,328
Prepaid and other	19,597	16,382
Total current assets	284,867	166,659

Property, plant and equipment, net	168,655	171,362
Goodwill	77,667	77,667
Other intangibles, net	78,368	79,000
Other assets	9,443	8,253
Total assets	$619,000	$502,941

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$49,538	$35,201
Accrued expenses	127,033	66,066
Current maturities of long-term debt	5,750	19,594
Total current liabilities	182,321	120,861

Long-term debt	105,270	94,396
Deferred tax liabilities	34,137	35,517
Other liabilities	10,504	9,581
Total liabilities	332,232	260,355
Total equity	286,768	242,586
Total liabilities and equity	$619,000	$502,941

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Income (In thousands, except for per share data) (unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2017	December 27, 2015	January 1, 2017	December 27, 2015
Net revenues:
E-commerce (combined online and telephonic)	$420,594	$412,261	$527,678	$516,958
Other	133,959	136,120	192,704	187,464
Total net revenues	554,553	548,381	720,382	704,422
Cost of revenues	297,559	295,798	392,001	384,330
Gross profit	256,994	252,583	328,381	320,092
Operating expenses:
Marketing and sales	119,876	119,539	174,954	172,065
Technology and development	9,849	9,845	19,337	19,156
General and administrative	21,551	20,055	43,484	40,026
Depreciation and amortization	9,167	8,761	17,164	16,733
Total operating expenses	160,443	158,200	254,939	247,980
Operating income	96,551	94,383	73,442	72,112
Interest expense, net	2,154	2,162	3,605	4,053
Other (income) expense, net	1	242	(149)	(15,296)
Income before income taxes	94,396	91,979	69,986	83,355
Income tax expense	31,467	30,495	22,828	27,307
Net income	62,929	61,484	47,158	56,048
Less: Net loss attributable to noncontrolling interest	-	(55)	-	(1,007)
Net income attributable to 1-800-FLOWERS.COM, Inc.	$62,929	$61,539	$47,158	$57,055

Basic net income per common share attributable to 1-800-FLOWERS.COM, Inc.	$0.97	$0.95	$0.72	$0.88

Diluted net income per common share attributable to 1-800-FLOWERS.COM, Inc.	$0.93	$0.92	$0.70	$0.85

Weighted average shares used in the calculation of net income per common share:
Basic	65,172	64,669	65,112	64,747
Diluted	67,754	66,979	67,778	67,220

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Cash Flows (In thousands) (unaudited)

	Six months ended
	January 1, 2017	December 27, 2015

Operating activities:
Net income	$47,158	$56,048
Reconciliation of net income to net cash provided by operating activities, net of acquisitions:
Depreciation and amortization	17,164	16,733
Amortization of deferred financing costs	1,050	817
Deferred income taxes	(1,380)	(1,527)
Foreign equity method investment impairment	-	1,728
Loss on sale/impairment of iFlorist	-	2,138
Bad debt expense	656	641
Stock-based compensation	3,498	3,181
Other non-cash items	(400)	181
Changes in operating items:
Trade receivables	(39,399)	(62,657)
Insurance receivable	-	4,940
Inventories	9,916	(2,266)
Prepaid and other	(3,215)	1,572
Accounts payable and accrued expenses	75,304	90,290
Other assets	(35)	(106)
Other liabilities	(324)	(69)
Net cash provided by operating activities	109,993	111,644

Investing activities:
Capital expenditures, net of non-cash expenditures	(13,253)	(13,052)
Net cash used in investing activities	(13,253)	(13,052)

Financing activities:
Acquisition of treasury stock	(6,822)	(11,232)
Proceeds from exercise of employee stock options	267	563
Proceeds from bank borrowings	181,000	178,000
Repayment of notes payable and bank borrowings	(183,563)	(185,419)
Debt issuance costs	(1,456)	-
Net cash used in financing activities	(10,574)	(18,088)

Net change in cash and cash equivalents	86,166	80,504
Cash and cash equivalents:
Beginning of period	27,826	27,940
End of period	$113,992	$108,444

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information – Category Information (in thousands) (unaudited)
	Three Months Ended
	January 1, 2017	December 27, 2015	% Change

Net revenues:
1-800-Flowers.com Consumer Floral	$ 97,808	$ 94,826	3.1%
BloomNet Wire Service	20,502	19,674	4.2%
Gourmet Food & Gift Baskets	436,870	434,317	0.6%
Corporate	316	298	6.0%
Intercompany eliminations	(943)	(734)	-28.5%
Total net revenues	$ 554,553	$ 548,381	1.1%

Gross profit:
1-800-Flowers.com Consumer Floral	$ 40,300	$ 38,218	5.4%
	41.2%	40.3%

BloomNet Wire Service	12,310	11,204	9.9%
	60.0%	56.9%

Gourmet Food & Gift Baskets	204,185	202,976	0.6%
	46.7%	46.7%

Corporate (a)	199	185	7.6%
	63.0%	62.1%

Total gross profit	$ 256,994	$ 252,583	1.7%
	46.3%	46.1%

Category Contribution Margin:
1-800-Flowers.com Consumer Floral	$ 13,128	$ 11,733	11.9%
BloomNet Wire Service	8,189	7,355	11.3%
Gourmet Food & Gift Baskets	104,624	103,874	0.7%
Category Contribution Margin Subtotal	125,941	122,962	2.4%
Corporate (a)	(20,223)	(19,818)	-2.0%

EBITDA	$ 105,718	$ 103,144	2.5%

Add: Stock-based compensation	1,724	1,663	-3.7%

EBITDA, excluding stock-based compensation	$ 107,442	$ 104,807	2.5%

	Six Months Ended
	January 1, 2017	December 27, 2015	% Change

Net revenues:
1-800-Flowers.com Consumer Floral	$173,023	$167,774	3.1%
BloomNet Wire Service	41,466	41,223	0.6%
Gourmet Food & Gift Baskets	506,684	495,910	2.2%
Corporate	579	555	4.4%
Intercompany eliminations	(1,370)	(1,040)	-31.7%
Total net revenues	$720,382	$704,422	2.3%

Gross profit:
1-800-Flowers.com Consumer Floral	$70,799	$66,987	5.7%
	40.9%	39.9%

BloomNet Wire Service	24,104	22,970	4.9%
	58.1%	55.7%

Gourmet Food & Gift Baskets	232,936	229,607	1.4%
	46.0%	46.3%

Corporate (a)	542	528	2.7%
	93.6%	95.1%

Total gross profit	$328,381	$320,092	2.6%
	45.6%	45.4%

	Six Months Ended
EBITDA, excluding stock-based compensation	January 1, 2017	Reported December 27, 2015	Harry & David Integration Costs	As Adjusted December 27, 2015	As Adjusted % Change

Category Contribution Margin:
1-800-Flowers.com Consumer Floral	$21,309	$19,283	$-	$19,283	10.5%
BloomNet Wire Service	15,468	14,270	-	14,270	8.4%
Gourmet Food & Gift Baskets	95,320	95,379	-	95,379	-0.1%
Category Contribution Margin Subtotal	132,097	128,932	-	128,932	2.5%
Corporate (a)	(41,491)	(40,087)	828	(39,259)	-5.7%

EBITDA	$90,606	$88,845	$828	$89,673	1.0%

Add: Stock-based compensation	3,498	3,181	-	3,181	-10.0%

EBITDA, excluding stock-based compensation	$94,104	$92,026	$828	$92,854	1.3%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information (in thousands) (unaudited)

Reconciliation of GAAP net income to adjusted income attributable to 1-800-FLOWERS.COM, Inc.:

	Three Months Ended		Six Months Ended
	January 1, 2017	December 27, 2015	January 1, 2017	December 27, 2015

GAAP net income	$62,929	$61,484	$47,158	$56,048
Less: Net income attributable to noncontrolling interest	-	(55)	-	(1,007)
Income attributable to 1-800-FLOWERS.COM, Inc.	62,929	61,539	47,158	57,055
Adjustments to reconcile income attributable to 1-800-FLOWERS.COM, Inc. to adjusted income attributable to 1-800-FLOWERS.COM, Inc.
Deduct: Gain from insurance recovery on warehouse fire	-	-	-	19,611
Add back: Loss on sale/impairment of iFlorist	-	242	-	2,121
Add back: Impairment of foreign equity method investment	-	-	-	1,728
Add back: Harry & David integration costs	-	-	-	828
Add back: income tax expense effect of adjustments	-	-	-	5,353
Adjusted income attributable to 1-800-FLOWERS.COM, Inc.	$62,929	$61,781	$47,158	$47,474

GAAP income per common share attributable to 1-800-FLOWERS.COM, Inc.
Basic	$0.97	$0.95	$0.72	$0.88
Diluted	$0.93	$0.92	$0.70	$0.85

Adjusted income per common share attributable to 1-800-FLOWERS.COM, Inc.
Basic	$0.97	$0.96	$0.72	$0.73
Diluted	$0.93	$0.92	$0.70	$0.71

Weighted average shares used in the calculation of GAAP income and adjusted income per common share attributable to 1-800-FLOWERS.COM, Inc
Basic	65,172	64,669	65,112	64,747
Diluted	67,754	66,979	67,778	67,220

Reconciliation of GAAP income attributable to 1-800-Flowers.com, Inc. to adjusted EBITDA, excluding stock-based compensation (b):

	Three Months Ended		Six Months Ended
	January 1, 2017	December 27, 2015	January 1, 2017	December 27, 2015

Income attributable to 1-800-FLOWERS.COM, Inc.	$62,929	$61,539	$47,158	$57,055
Add:
Interest expense, net	2,155	2,162	3,456	4,519
Depreciation and amortization	9,167	8,761	17,164	16,733
Income tax expense	31,467	30,495	22,828	27,307
Loss on sale/impairment of iFlorist		242		2,121
Impairment of foreign equity method investment				1,728
Less:
Net loss attributable to noncontrolling interest		55		1,007
Gain from insurance recovery on warehouse fire				19,611
EBITDA	105,718	103,144	90,606	88,845
Add: Integration costs	-	-	-	828
Adjusted EBITDA	105,718	103,144	90,606	89,673
Add: Stock-based compensation	1,724	1,663	3,498	3,181
Adjusted EBITDA, excluding stock-based compensation	$107,442	$104,807	$94,104	$92,854

(a)	Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

(b)	Performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), nor does it include one-time charges or gains. Management utilizes EBITDA, and adjusted financial information, as a performance measurement tool because it considers such information a meaningful supplemental measure of its performance and believes it is frequently used by the investment community in the evaluation of companies with comparable market capitalization. The Company also uses EBITDA and adjusted financial information as one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. The Company’s credit agreement uses EBITDA and adjusted financial information to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and adjusted financial information is also used by the Company to evaluate and price potential acquisition candidates. EBITDA and adjusted financial information have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

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CONTACT:
1-800-FLOWERS.COM, Inc.
Investors:
Joseph D. Pititto, 516-237-6131
invest@1800flowers.com
or
Media
Yanique Woodall, 516-237-6028
ywoodall@1800flowers.com